UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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Filed by a Party other than the Registrant  ☐

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☐	Preliminary Proxy Statement

☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

HCA Healthcare, Inc.

(Name of Registrant as Specified in Its Charter)

Not Applicable

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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One Park Plaza, Nashville, Tennessee 37203

IMPORTANT NOTICE

ADDITIONAL INFORMATION REGARDING THE ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON FRIDAY, MAY 1, 2020

The following Notice of Annual Meeting of Stockholders (the “Notice”) supplements the original notice included in the Proxy Statement (the “Proxy Statement”) of HCA Healthcare, Inc. (“HCA”), dated March 20, 2020, furnished to HCA stockholders in connection with the solicitation of proxies by the Board of Directors of HCA for use at the annual meeting of stockholders to be held on Friday, May 1, 2020 (the “Annual Meeting”). The purpose of this Notice is to announce a change in the location of the Annual Meeting to a virtual meeting format only, via webcast.

This Notice is being filed with the Securities and Exchange Commission and is being made available to stockholders on or about April 9, 2020.

THIS NOTICE SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT

NOTICE OF CHANGE OF LOCATION

OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 1, 2020

Dear Stockholders:

Following the recommendations to limit large group gatherings from each of the World Health Organization and the U.S. Centers for Disease Control and Prevention and to support the health and well-being of our stockholders, employees and community due to the evolving impact of the coronavirus (COVID-19) pandemic, NOTICE IS HEREBY GIVEN that our Board of Directors has determined to change the location of the annual meeting of stockholders (the “Annual Meeting”) of HCA Healthcare, Inc. (the “Company”) from in-person to virtual-only.

As previously announced, the Annual Meeting will be held on May 1, 2020 at 2:00 p.m. (CDT). Due to public health concerns, the Annual Meeting will be held in a virtual meeting format only, via live webcast. You will not be able to attend the Annual Meeting in person. The items of business are the same as set forth in the meeting notice previously mailed or made available to you.

As described in the proxy materials for the Annual Meeting previously distributed, you are entitled to participate in the Annual Meeting if you were a stockholder as of the close of business on March 9, 2020, the record date, or hold a legal proxy for the Annual Meeting provided by your bank, broker, or other holder of record.

The Annual Meeting will be held at www.virtualshareholdermeeting.com/HCA2020. To attend and be able to vote, examine the list of our stockholders and ask questions during the Annual Meeting, you must enter the 16-digit control number found on your proxy card or notice you previously received. The list of stockholders of record will be available at www.virtualshareholdermeeting.com/HCA2020 during the Annual Meeting.

You may vote during the Annual Meeting by following the instructions available on the meeting website during the meeting. Whether or not you plan to attend the Annual Meeting, we urge you to vote and submit your proxy in advance of the meeting by one of the methods described in the proxy materials for the Annual Meeting. The proxy card included with the proxy materials will not be updated to reflect the change in location and may continue to be used to vote your shares in connection with the Annual Meeting. If you have already submitted your proxy, no additional action is required.

By Order of the Board of Directors,

John M. Franck II Vice President — Legal and Corporate Secretary

Nashville, Tennessee

April 9, 2020

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE

STOCKHOLDER MEETING TO BE HELD ON FRIDAY, MAY 1, 2020

The Company’s Proxy Statement and 2019 Annual Report to Stockholders are available on our website at www.hcahealthcare.com. Additionally, and in accordance with Securities and Exchange Commission (“SEC”) rules, you may access our proxy materials, including the Company’s Proxy Statement, form of Proxy Card and 2019 Annual Report to Stockholders, at https://materials.proxyvote.com/40412C. In accordance with the SEC rule permitting companies to furnish proxy materials to their stockholders on the Internet, on or about March 20, 2020, an Important Notice Regarding the Availability of Proxy Materials (the “Notice”) was provided to stockholders, which includes instructions on how to access the Company’s Proxy Statement and 2019 Annual Report online, and how to vote online for the 2020 Annual Stockholders Meeting. If you received the Notice and would like to receive a printed copy of our proxy materials, please follow the instructions for requesting such materials included in the Notice.